Exhibit 99.2

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 3/31/2008	PERCENT OWNED	ACQUISITION DATE	ACQUISITION PRICE*	DISPOSITION DATE	DISPOSITION PRICE		ALLOCATED NET SALE PROCEEDS
Black Oak Plaza	SOLD	SOLD	12/31/86	$4,562,689	1/25/07	$3,700,000		$3,554,974
Cherokee Commons	SOLD	SOLD	6/9/87	$8,907,596	10/1/01	$8,660,000		$2,126,109
Crowe’s Crossing	SOLD	SOLD	12/31/86	$8,917,841	1/11/01	$6,785,000		$6,486,652
Heritage Place – Office	SOLD	SOLD	9/4/86	$8,199,973	5/10/06	$4,215,000		$2,090,957
Heritage Place – Retail	SOLD	SOLD	9/4/86	$3,025,896	4/7/03	$3,400,000		$1,665,121
Paces Pavilion	SOLD	SOLD	12/27/85	$4,825,219	11/6/06	$4,300,000		$4,065,700
Peachtree Place	SOLD	SOLD	4/9/85	$1,682,418	8/31/00 & 6/18/04**	$1,802,915	**	$1,491,521	**
WEIGHTED AVERAGE	N/A

*	The Acquisition Price does not include the up-front sales charge.
**	This asset was sold in two transactions. The Disposition Price and Allocated Net Sale Proceeds reflect the combination of the two sales.

FUND FEATURES

OFFERING DATES	September 1984 – September 1986
PRICE PER UNIT	$250
A/B STRUCTURE	A’s – Cash available for distribution up to 9% B’s – Net loss until basis reaches zero + Cash available for distribution over first 9%, up to 9%
A/B RATIO AT CLOSE OF OFFERING	Approximately 70% to 30%
AMOUNT RAISED	$35,321,000

Please note that the figures and dates in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

The financial information presented is preliminary and subject to change, pending the filing of the Partnership’s Form 10-Q for the period ended March 31, 2008. We do not make any representations or warranties (expressed or implied) about the accuracy of any such statements to the investor’s realized results at the close of the Fund.

Readers of this fact sheet should be aware that there are various factors and uncertainties that could cause actual results to differ materially from any forward-looking statements made in this material. Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund I is in the disposition-and-liquidation phase of its life cycle. As reported previously, we have sold all of the assets in the Fund. This marks the conclusion of this investment program originally launched in 1984, bringing the real estate full cycle.

In February 2008, all but one claim of the outstanding litigation claims were finalized in favor of the Partnership and defendants, and in accordance with the indemnification provisions of the partnership agreement, the Partnership reimbursed Wells Capital $871,332 from operating cash reserves and net sale proceeds for legal fees it had incurred in connection with the litigation involving the Partnership. Please refer to the most recent SEC filings for a complete description of legal proceedings. On April 10, 2008, the Court entered an Order on the one claim remaining in the outstanding litigation that granted summary judgment in favor of the Partnership and defendants. The time period for plaintiffs to file a motion to reconsider this Order or to file a notice of appeal from this Order has not yet expired.

Upon resolution of the one claim remaining in the outstanding litigation related to Partnership matters, we will be concluding all of the Fund’s activities and liquidating the partnership. All remaining net sale proceeds and operating cash are being reserved (see “Estimated Annualized Yield” table) to fund the remaining expenses and obligations of the partnership associated with its final dissolution. These expenses include, but are not limited to, legal fees, audit and tax fees, printing and postage costs, potential liabilities under the final purchase and sale agreements, any additional legal costs and/or reimbursements in connection with litigation, and other administrative expenses. We will keep you informed regarding the expected timing of a final liquidating distribution of any unused reserves.

The Cumulative Performance Summary, which provides a high-level overview of the Fund’s overall performance to date, is on the back page.

Continued on reverse

Property Summary

•

The Black Oak Plaza shopping center was sold on January 25, 2007, and net sale proceeds totaled $3,554,974. Of these proceeds, $1,332,218 was distributed to the limited partners in May 2007 and $300,000 was used in connection with reimbursing Wells Capital in accordance with the indemnification provisions of the partnership agreement related to certain litigation. The remaining proceeds are being reserved to fund the remaining expenses and obligations of the partnership associated with its final dissolution.

•

The Cherokee Commons property was sold in 2001, with $2,126,109 in net sale proceeds allocated to Fund I. Of these proceeds, $23,331 has been used to pay property management fees that had accrued since 1987. Approximately $994,434 was distributed to the limited partners in August 2005. The remaining proceeds were distributed to the limited partners in November 2006.

•

The Crowe’s Crossing property was sold in 2001, with $6,486,652 in net sale proceeds allocated to the Fund. Of these proceeds, $1,481,087 has been used to pay property management fees that had accrued since 1987. The remaining proceeds were distributed to the limited partners in August 2005.

•

Heritage Place originally included both an office component and a retail shopping center. The retail center, which represented approximately 30% of the premises, was sold in 2003, with $1,665,121 in net sale proceeds allocated to the Fund. Of these proceeds, $266,967 was used to pay property management fees that had accrued since 1987. The remaining $1,398,155 was included in the November 2005 distribution to the limited partners. The office component at Heritage Place was sold in May 2006, and $2,090,957 in net sale proceeds was allocated to the Fund. The November 2006 distribution included $288,880 of these proceeds, and the remaining proceeds were distributed in May 2007.

•	The Paces Pavilion building was sold in November 2006, with net sale proceeds totaling $4,065,700. These proceeds were distributed to the limited partners in May 2007.

•

The Peachtree Place property originally included two buildings. One building was sold in 2000. The remaining building sale was closed in June 2004. Net sale proceeds allocated to the Fund totaled $1,491,521, and $886,895 of these proceeds was used to pay property management fees that had accrued since 1987. The remaining proceeds were included in the November 2006 distribution.

Legal Proceedings

Please refer to Fund I’s most recent SEC filings for a complete description of these proceedings.

For a more detailed annual financial report, please refer to Fund I’s most recent 10-K filing, which can be found on the

Wells Web site at www.wellsref.com.

CUMULATIVE PERFORMANCE SUMMARY(1)

	Par Value	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses(2)	Cumulative Net Sale Proceeds Distributed	Estimated Unit Value as of 12/31/07 (3)(4)
PER “A” UNIT	$250	$225.55	N/A	$165.99	$19.01
PER “B” UNIT	$250	N/A	$244.58	$4.76	$0.00

(1)	These per-unit amounts represent the estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units.
(2)

This estimated per-unit amount is calculated as the sum of the annual per-unit cumulative passive loss allocated to a Pure Class B Unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.

(3)	Please refer to the disclosure related to the estimated unit valuations contained in the 2007 Form 10-K for this partnership.
(4)

These estimates represent the average per-unit amount. The specific amount for each individual limited partner will vary, since net sale proceeds and final liquidating proceeds are distributed based on the individual’s capital account balance, per the partnership agreement.

ESTIMATED ANNUALIZED YIELD*

	Q1	Q2	Q3	Q4	AVG YTD
2008	Reserved
2007	Reserved	Reserved	Reserved	Reserved	0.00%
2006	Reserved	Reserved	Reserved	Reserved	0.00%
2005	Reserved	Reserved	Reserved	Reserved	0.00%
2004	Reserved	Reserved	Reserved	Reserved	0.00%
2003	4.00%	Reserved	Reserved	Reserved	1.00%
2002	4.00%	4.00%	4.00%	4.00%	4.00%
2001	4.25%	4.00%	4.00%	4.00%	4.06%
2000	5.00%	5.64%	6.00%	6.00%	5.66%
1999	Reserved	Reserved	5.19%	5.25%	2.61%
1998	Reserved	Reserved	Reserved	Reserved	0.00%
1997	4.53%	5.00%	5.00%	2.83%	4.34%
1996	5.66%	5.42%	4.87%	4.72%	5.17%

TAX PASSIVE LOSSES—PER “B” UNIT AT $250 OFFERING PRICE

2007	2006		2005		2004	2003	2002
-0.84%**	-0.22	%**	-1.01	%**	0.04%	0.00%	0.00%

*	The calculation is reflective of the $250 offering price, adjusted for NSP paid-to-date to Class “A” unit holders.
**	Negative percentage due to income allocation.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

LPMPFSI0804-0408	© 2008 Wells Real Estate Funds